Exhibit (g.3)

FRONTIER FUNDS, INC.

NINTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS NINTH AMENDMENT to the Custody Agreement is entered into as of the 1st day of September 2019, by and between FRONTIER FUNDS, INC., a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Custody Agreement, dated as of October 31, 2014, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend Exhibit C, the fee schedule of the Agreement; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

Exhibit C is hereby superseded and replaced with Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

FRONTIER FUNDS, INC.		U.S. BANK NATIONAL ASSOCIATION

By:		By:

Name:	William D. Forsyth III	Name:

Title:	President	Title:

Exhibit C to the Custody Agreement - Frontier Funds

CUSTODY SERVICES ANNUAL FEE SCHEDULE at September 2019

Annual Fee Based Upon Market Value of Fund Family Complex*

Based upon an annual rate of average daily market value of all long securities and cash held in the portfolio:

0.50 basis points

Plus portfolio transaction fees

Portfolio Transaction Fees

•                  $  4.00           — Book entry DTC transaction, Federal Reserve transaction, principal paydown

•                  $  7.00           — Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

•                  $  8.00           — Option/SWAPS/future contract written, exercised or expired

•                  $15.00          — Mutual fund trade, Margin Variation Wire and outbound Fed wire

•                  $50.00          — Physical security transaction

•                  $  5.00           — Check disbursement (waived if U.S. Bancorp is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

•                  Additional fees apply for global servicing.  Fund of Fund expenses quoted separately.

•                  $600 per custody sub — account per year (e.g., per sub —adviser, segregated account, etc.)

•                  Class Action Services — $25 filing fee per class action per account, plus 2% of gross proceeds, up to a maximum per recovery not to exceed $2,000.

•                  No charge for the initial conversion free receipt.

•                  Overdrafts — charged to the account at prime interest rate plus 2%, unless a line of credit is in place

Additional services not included above shall be mutually agreed upon at the time of the service being added.  In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., margin management services, securities lending services, compliance with new SEC rules and reporting requirements).

Fees are calculated pro rata and billed monthly.

*Subject to annual CPI increase — All Urban Consumers — U.S. City Average.

Custody Services - Additional Services Fee Schedule

Third-Party Agent Domestic Securities Lending Support*+

•                  $2,500 implementation fee per Trust per Third-Party Agent Lender

•                  Annual Base Fee $25,000 per Trust per Third-Party Agent Lender

•                  Plus Transaction fees

Third-Party Agent Portfolio Transaction Fees+

•                  $15.00 - transaction fee will be assessed for each loan, return, and reallocation transactions (loan/return)

+ Each Third-Party Agent Lender will be invoiced directly

*Subject to annual CPI increase — All Urban Consumers — U.S. City Average

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Safekeeping (BPS)	Transaction fee
Australia	1.50	$15
Argentina	12.00	$30
Austria	1.70	$20
Bahrain	42.00	$115
Bangladesh	18.00	$110
Belgium	1.25	$20
Bermuda	12.00	$48
Botswana	20.00	$40
Brazil	7.00	$20
Bulgaria	20.00	$65
Canada	1.20	$6
Chile	13.00	$50
China Connect (“A” Shares & Fixed Income)	18.00	$35
China (B Shares)	10.00	$15
Colombia	35.00	$50
Costa Rica	12.00	$50
Croatia	15.00	$55
Cyprus	12.00	$45
Czech Republic	10.00	$23
Denmark	1.50	$15
Egypt	15.00	$48
Estonia	6.00	$20
Euroclear (Eurobonds)	1.00	See comments**
Euroclear (Non-Eurobonds)	Surchanges vary by local market	See comments**
Finland	2.00	$14
France	1.00	$14
Germany	1.00	$13
Ghana	20.00	$38
Greece	4.00	$26
Hong Kong	1.75	$15
Hungary	15.00	$48
Iceland	12.00	$48
India	7.00	$40
Indonesia	6.00	$52
Ireland	1.00	$14
Israel	10.00	$26
Italy	1.00	$15
Japan	1.00	$5
Jordan	33.00	$100
Kenya	24.00	$38
Kuwait	33.00	$110
Latvia	12.00	$60
Lithuania	12.00	$40
Luxembourg	1.25	$20
Malaysia	2.50	$35
Malta	17.60	$60
Mauritius	22.00	$80
Mexico	2.50	$15
Morocco	23.00	$68
Namibia	24.00	$45
Netherlands	1.50	$12
New Zealand	1.50	$22
Nigeria	24.00	$38
Norway	1.50	$20
Oman	42.00	$100
Pakistan	24.00	$75
Panama	65.00	$98
Peru	35.00	$65
Philippines	3.50	$38
Poland	6.00	$25
Portugal	3.50	$20
Qatar	38.00	$115
Romania	23.00	$85
Russia	10.00	$165
Saudi Arabia	18.00	$55
Serbia	60.00	$165
Singapore	1.25	$22
Slovakia	20.00	$90
Slovenia	20.00	$90
South Africa	1.50	$12
South Korea	3.00	$12
Spain	1.00	$15
Sri Lanka	11.00	$55
Swaziland (Eswatini)	28.00	$55
Sweden	1.25	$15
Switzerland	1.25	$20
Taiwan	8.00	$43
Thailand	2.90	$22
Tunisia	38.00	$38
Turkey	7.00	$10
UAE	30.00	$105
Uganda	40.00	$90
Ukraine	19.20	$35
United Kingdom	1.00	$3
Uruguay	45.00	$55
Vietnam	16.00	$80
West African Economic Monetary Union (WAEMU)*	38.00	$130
Zambia	28.00	$45
Zimbabwe	28.00	$45

* Includes Ivory Coast, Mali, Niger, Burkina Faso, Senegal, Guinnea Bissau, Togo and Benin.

** See breakdown as follows:

Euromarkets (Euroclear) - Internal trades	$0.75
Euromarkets (Euroclear) - External trades	Surcharges vary by local market
Euromarkets (Euroclear) - Bridge transactions	$1.60
Euromarkets (Euroclear) - DTC, Fedwire, and BankOne links	$17.00

Global Custody Base Fee

A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

•                  1–25 foreign securities – $500; Over 26 foreign securities – $800

•                  Euroclear — Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

•                  For all other markets specified in above grid, surcharges may apply if a security is held outside of the local market.

Miscellaneous Expenses

•                  Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, tax reclaim fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

•                  A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

•                  SWIFT reporting and message fees.